EXHIBIT 21


                      SUBSIDIARIES OF THE REGISTRANT
                        WOLVERINE WORLD WIDE, INC.
                                             State or Country of
          Name                           Incorporation or Organization
Aquadilla Shoe Corporation                        Michigan
BSI Shoes, Inc.                                   Michigan
Brooks France, S.A.                                France
Dominican Wolverine Shoe Company               Cayman Islands
  Limited
Frolic de Mexico S.A. de C.V.                     Mexico
Spartan Shoe Company Limited                   Cayman Islands
WWW Europe, Ltd.                                  England
Hush Puppies Retail, Inc.                         Michigan
  d/b/a Little Red Shoe House
    Hush Puppies Factory Direct
Wolverine Design Center, Inc.                     Michigan
Hy-Test, Inc.                                     Michigan
Wolverine Procurement, Inc.                       Michigan
Wolverine Sourcing, Inc.                          Michigan
Hush Puppies Canada Footwear, Ltd.                 Canada
Hush Puppies (UK) Ltd.                            England

All of the subsidiaries of the Registrant are wholly owned.